UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 1, 2012

YATERRA VENTURES CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53556	73-3249571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1102 Slide Road, No. 30 Lubbock, Texas 79416
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (214) 736-3321

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

Extension to the Stock Purchase Agreement

On June 1, 2012, Cedric Atkinson (the “Buyer”) and David K. Ryan (the “Seller”) entered into an Extension (the “Extension”) to the Stock Purchase Agreement (the “SPA”), dated February 29, 2012, by and between the Buyer and Seller, by which the Buyer purchased from the Seller 900,000 shares of common stock, par value $0.001, of Yaterra Venures Corp. for $125,000 (the “Purchase Price”), with $50,000 being paid upon signing, and the remaining $75,000 (the “Final Payment”) to be made by the closing date, which is defined in the SPA as June 1, 2012 (the “Closing Date”).

Under the terms of the Extension, the Closing Date is extended to July 2, 2012, in exchange for $5,000 being added to the Purchase Price, for a total Purchase Price of $130,000, and a Final Payment due at the Closing Date of $80,000.

The foregoing description of the SPA and Extension is not complete and is qualified in its entirety by reference to copies of the SPA and Amendment, which are attached as exhibit to this Current Report on Form 8-K.  The foregoing summary should be read in connection with such exhibits.

ITEM 9.01   Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1	Stock Purchase Agreement, dated February 29, 2012, by and between Cedric Atkinson and David K. Ryan.

99.2	Extension to the Stock Purchase Agreement, dated June 1, 2012, by and between Cedric Atkinson and David K. Ryan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 18, 2012	Yaterra Ventures Corp.

	By:	/s/ Cedric Atkinson
Name: Cedric Atkinson
Title: President, Secretary, Treasurer